UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 21, 2013

Impax Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34263	65-0403311
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30831 Huntwood Avenue, Hayward, CA	94544
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(510) 240-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On January 21, 2013, Impax Laboratories, Inc. (the “Company”) issued a press release announcing that it received complete response letter regarding the Company’s New Drug Application (“NDA”) for RYTARY™ (IPX066), an extended-release capsule formulation of carbidopa-levodopa, a potential treatment for the symptomatic treatment of Parkinson’s disease currently under review in the United States.  The complete response letter indicates that the FDA requires a satisfactory re-inspection of the Company’s Hayward facility as a result of the warning letter issued in May 2011 before the Company’s NDA may be approved due to the facility’s involvement in the development of RYTARY™, and supportive manufacturing and distribution activities. During the assessment of the NDA, the Company withdrew the Hayward site as an alternative site of commercial production at launch.

A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01        Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is furnished herewith.

Exhibit No.	Description
99.1	Press Release issued on January 21, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 22, 2013	IMPAX LABORATORIES, INC.

	By:	/s/ Bryan M. Reasons
		Name:	Bryan M. Reasons
		Title:	Vice President, Finance and Chief Financial Officer

Exhibit No.	Description
99.1	Press Release issued on January 21, 2013.